Exhibit 23.1

AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 8, 2009, accompanying the consolidated financial statements included in the Annual Report of Advance Display Technologies, Inc. on Form 10-K for the year ended June 30, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Advance Display Technologies, Inc. on Form S-8 (Reg. No. 333-142097).

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
October 8, 2009